UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2025 (August 8, 2025)

Kestrel Group Ltd

(Exact name of registrant as specified in its charter)

Bermuda	001-42668	98-1833921
(State or jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

11 Bermudiana Road, Suite 1141 Pembroke HM08, Bermuda

Telephone: (441) 298-4900

(Address and Telephone Number of Registrant’s Principal
Executive Offices and Principal Place of Business)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value $0.01 per share	KG	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended & Restated Employment Agreement with Terry Ledbetter

On August 8, 2025, Kestrel Group Ltd (the “Company”) entered into that certain amended and restated employment agreement with Terry Ledbetter, its Executive Chairman (the “Terry Ledbetter Agreement”), which amends and restates the Employment Agreement between the Company and Mr. Ledbetter, dated as of December 29, 2024. The Terry Ledbetter Agreement contains an initial term which ends on May 1, 2028. Upon expiration, the initial term of the Terry Ledbetter Agreement (and each renewal term) will automatically renew for an additional five-year renewal period unless either party gives at least ninety days’ written notice of non-renewal.

Under the Terry Ledbetter Agreement, Mr. Ledbetter will receive an annual base salary of $650,000 (which is unchanged from his prior employment agreement), subject to annual review, and is eligible for an annual bonus of up to 150% of base salary (which is unchanged from his prior employment agreement), participation in the Company’s long-term incentive program, and other customary executive benefits. In the event that the Company terminates Mr. Ledbetter without “Cause,” or Mr. Ledbetter resigns for “Good Reason” (as each term is defined in the Terry Ledbetter Agreement), Mr. Ledbetter would be eligible to receive, subject to his execution of a general release in favor of the Company, severance compensation and benefits that include continuation of payment of base salary for the remainder of the term in which the termination occurs, and a pro-rata bonus for the calendar year in which the termination occurs. In the event of a termination of his employment due to his death or “Disability” (as defined in the Terry Ledbetter Agreement), Mr. Ledbetter or his beneficiaries would receive continued base salary payments for a period of six months, and a pro-rata bonus for the calendar year in which the termination occurs. In the event that the Company determines not to renew the Terry Ledbetter Agreement for a new term, subject to Mr. Ledbetter’s execution of a general release in favor of the Company, Mr. Ledbetter will receive a cash payment equal to three months of base salary. The Terry Ledbetter Agreement also includes confidentiality, non-competition, and non-solicitation covenants, as well as indemnification and D&O insurance coverage provisions. The foregoing restrictive covenants are effective during Mr. Ledbetter’s employment and in the case of the non-competition, for a period of one year thereafter, in the case of non-solicitation, for a period of one year thereafter, in case of non-solicitation of Company’s service providers, and two years thereafter, in case of non-solicitation of any ceding company, affinity group or policyholder of the Company. Finally, if Mr. Ledbetter is a “disqualified individual” (as defined in Section 280G(c) of the Internal Revenue Code of 1986, as amended (the “Code”)), with respect to the payments and benefits to which Mr. Ledbetter has a right to receive from the Company, the Terry Ledbetter Agreement provides for either (i) a reduction in such payments or benefits, or (ii) payment in full of such payments and benefits, whichever produces the better net after-tax position to Mr. Ledbetter (taking into account any applicable excise tax under Section 4999 of the Code and any other applicable taxes). For the sake of clarity, the Terry Ledbetter Agreement does not require the Company or any of its affiliates to provide any gross-up to cover Mr. Ledbetter’s excise tax liabilities under Section 4999 of the Code.

The foregoing description of the Terry Ledbetter Agreement does not purport to be complete and is qualified in its entirety by reference to the Terry Ledbetter Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Amended & Restated Employment Agreement with Bradford Luke Ledbetter

On August 8, 2025, the Company entered into that certain amended and restated employment agreement with Bradford Luke Ledbetter, its Chief Executive Officer (the “Luke Ledbetter Agreement”), which amends and restates the Employment Agreement between the Company and Mr. Ledbetter, dated as of December 29, 2024. The Luke Ledbetter Agreement contains an initial term which ends on May 1, 2028. Upon expiration, the initial term of the Luke Ledbetter Agreement (and each renewal term) will automatically renew for an additional five-year renewal period unless either party gives at least ninety days’ written notice of non-renewal.

Under the Luke Ledbetter Agreement, Mr. Ledbetter will receive an annual base salary of $950,000 (which is unchanged from his prior employment agreement), subject to annual review, and is eligible for an annual bonus of up to 100% of base salary (which is unchanged from his prior employment agreement), participation in the Company’s long-term incentive program, and other customary executive benefits. In the event that the Company terminates Mr. Ledbetter without “Cause,” or Mr. Ledbetter resigns for “Good Reason” (as each term is defined in the Luke Ledbetter Agreement), Mr. Ledbetter would be eligible to receive, subject to his execution of a general release in favor of the Company, severance compensation and benefits that include continuation of payment of base salary for the remainder of the term in which the termination occurs, and a pro-rata bonus for the calendar year in which the termination occurs. In the event of a termination of his employment due to his death or “Disability” (as defined in the Luke Ledbetter Agreement), Mr. Ledbetter or his beneficiaries would receive continued base salary payments for a period of six months, and a pro-rata bonus for the calendar year in which the termination occurs. In the event that the Company determines not to renew the Luke Ledbetter Agreement for a new term, subject to Mr. Ledbetter’s execution of a general release in favor of the Company, Mr. Ledbetter will receive a cash payment equal to three months of base salary. The Luke Ledbetter Agreement also includes confidentiality, non-competition, and non-solicitation covenants, as well as indemnification and D&O insurance coverage provisions. The foregoing restrictive covenants are effective during Mr. Ledbetter’s employment and in the case of the non-competition, for a period of one year thereafter, in the case of non-solicitation, for a period of one year thereafter, in case of non-solicitation of Company’s service providers, and two years thereafter, in case of non-solicitation of any ceding company, affinity group or policyholder of the Company. Finally, if Mr. Ledbetter is a “disqualified individual” (as defined in Section 280G(c) of the Code) with respect to the payments and benefits to which Mr. Ledbetter has a right to receive from the Company, the Luke Ledbetter Agreement provides for either (i) a reduction in such payments or benefits, or (ii) payment in full of such payments and benefits, whichever produces the better net after-tax position to Mr. Ledbetter (taking into account any applicable excise tax under Section 4999 of the Code and any other applicable taxes). For the sake of clarity, the Luke Ledbetter Agreement does not require the Company or any of its affiliates to provide any gross-up to cover Mr. Ledbetter’s excise tax liabilities under Section 4999 of the Code.

The foregoing description of the Luke Ledbetter Agreement does not purport to be complete and is qualified in its entirety by reference to the Luke Ledbetter Agreement, which is attached hereto as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	Amended & Restated Employment Agreement, dated August 8, 2025, by and between Kestrel Group Ltd and Terry Ledbetter*

10.2	Amended & Restated Employment Agreement, dated August 8, 2025, by and between Kestrel Group Ltd and Bradford Luke Ledbetter*

104	Cover Page Interactive Data File, formatted in Inline XBRL

* Certain schedules or similar attachments have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The registrant will furnish the omitted schedules or similar attachments to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KESTREL GROUP LTD

	By:	/s/ Bradford Luke Ledbetter
Date: August 14, 2025	Name:	Bradford Luke Ledbetter
	Title:	Chief Executive Officer